                                                   Exhibit (r)

              MONTHLY CERTIFICATEHOLDERS' STATEMENT
                  DISCOVER CARD MASTER TRUST I
          Series 2003-1, Subseries 3 Monthly Statement

              Class A Certificate CUSIP # 25466KEL9
              Class B Certificate CUSIP # 25466KEM7

Distribution Date: June 15, 2005              Month Ending: May 31, 2005

Pursuant to the Series Supplement dated as of January 22, 2003, as amended, relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 by and between Discover Bank and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.Payments to investors in Series 2003-1, Subseries 3 on this Distribution
  Date (per $1000 of Class Initial Investor Interest)

  Series 2003-1, Subseries 3          Total        Interest       Principal

  Class A 30 days at 3.2300000% $2.691666660    $2.691666660      $0.000000000

  Class B 30 days at 3.5700000% $2.975000000    $2.975000000      $0.000000000


2.Principal Receivables at the end of May, 2005
  (a)	Aggregate Investor Interest                           $25,759,988,000.00

        Seller Interest                                      $6,056,030,796.52

        Total Master Trust                                  $31,816,018,796.52

  (b)	Group One Investor Interest                           $25,759,988,000.00

  (c)   Group One Investor Interest for
       Interchange Series                                    $4,736,844,000.00

  (d)   Series 2003-1, Subseries 3 Investor Interest           $526,316,000.00


  (e)   Class A Investor Interest                              $500,000,000.00

        Class B Investor Interest                               $26,316,000.00

3.Allocation of Receivables and other amounts collected during May, 2005



                             Finance Charge      Principal
                               Collections      Collections      Interchange
(a)  Allocation between Investors and Seller:

Aggregate Investor Allocation$358,770,943.85 $5,210,210,836.59  $12,535,314.03

Seller Allocation             $86,428,864.79 $1,255,153,506.82  $72,263,595.76

(b) Group One Allocation     $358,770,943.85 $5,210,210,836.59  $12,535,314.03

(c) Series 2003-1, Subseries 3 $7,312,406.86   $106,193,609.34           $0.00

(d)  Class A Allocation        $6,946,897.82   $100,885,545.21           $0.00

     Class B Allocation          $365,509.04     $5,308,064.13           $0.00

                                  1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2005                 19.92%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2005                  1.37%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of May, 2005                 21.29%


4. Information Concerning the Series Principal Funding Account ("SPFA")

            Deposits into the     Deficit Amount
               SPFA on this           on this          SPFA       Investment
            Distribution Date    Distribution Date    Balance       Income
Series 2003-1,             $0.00             $0.00         $0.00         $0.00
Subseries 3


5. Information Concerning Amount of Controlled Liquidation Payments

                          Amount Paid on  Deficit Amount on   Total Payments
                               this              this          through this
                        Distribution Date Distribution Date Distribution Date
Series 2003-1,                $0.00             $0.00              $0.00
Subseries 3


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                     Deposits into the SIFA         SIFA
                                   on this Distribution Date       Balance
   Series 2003-1, Subseries 3                    $1,424,123.43           $0.00

7. Pool Factors for May, 2005
   Class A                                                          1.00000000

   Class B                                                          1.00000000


8.Investor Charged-Off Amount
                                                         Cumulative Investor
                                               May, 2005  Charged-Off Amount

  (a) Group One                          $146,092,131.03                 $0.00

  (b) Series 2003-1, Subseries 3           $2,977,624.36                 $0.00

  (c) Class A                              $2,828,788.46                 $0.00

      Class B                                $148,835.90                 $0.00

  (d) As an annualized percentage of
       Principal Receivables at the
       beginning of May, 2005                      6.79%                   N/A

                                  2

9.Investor Losses for May, 2005

                                                        Per $1,000 of Initial
                                              Total   Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2003-1, Subseries 3              $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

10. Reimbursement of Investor Losses for May, 2005

                                                       Per $1,000 of Initial
                                               Total Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2003-1, Subseries 3              $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for May, 2005

                                                       Per $1,000 of Initial
                                              Total  Series Investor Interest
   (a) Group One                              $0.00                      $0.00

   (b) Series 2003-1, Subseries 3             $0.00                      $0.00

   (c) Class A                                $0.00                      $0.00

       Class B                                $0.00                      $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                $43,038,576.65

   (b) Series 2003-1, Subseries 3                                  $877,193.33

   (c) Class A                                                     $833,333.33

       Class B                                                      $43,860.00

13. Class Available Subordinated Amount on this Distribution Date

                                                         As a Perecentage of
                                       Total          Class A Invested Amount
     Series 2003-1, Subseries 3      $65,789,500.00                   13.1579%
     , Class B

                                  3

14. Total Available Credit Enhancement Amounts

                                                Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date          $0.00   $39,473,700.00

  (b) Available Amount on this Distribution Date        $0.00   $39,473,700.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date             $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date              $37,905.60

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   May, 2005                                                $32,209,151,468.85

                                      Delinquent Amount   Perecentage of Ending
    	Payment Status                 Ending Balance     Receivables Outstanding

   	30-59 Days                        $424,948,643.52           1.32%

   	60-179 Days                       $917,390,343.72           2.85%

                                                     (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                         4.30%
                                   (3)
   (b) Series 2003-1, Subseries 3                                        4.55%

17. Net Principal Charge-Off Percentage on this
   Distribution Date (4)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of May, 2005                   5.73%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


_____________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads.

(2) Group Excess Spread is the sum of the Series Excess Spreads for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread for this Subseries is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Subseries (see Item 3(c)), and (b) the sum of
(i) the monthly interest for this Subseries (see 'Deposits into the SIFA on this Distribution Date' in Item 6), (ii) the monthly servicing fee for this Subseries (see Item 12(b)),
(iii) the Investor Charged-Off Amount (see Item 8(b)), and
(iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess
Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor
Interest for this Subseries at the beginning of the period.

(4) For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Item 3.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                 Series 2003-1, Subseries 3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES
 	The undersigned, a duly authorized representative of Discover Bank, as Master Servicer pursuant to the Amended and Restated Pooling &
Servicing Agreement  dated as of November 3, 2004 (the 'Pooling &
Servicing Agreement') and the Series Supplement, dated as of January 22, 2003, as amended (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2003-1, Subseries 3 Master Trust Certificates for the Distribution Date occurring on June 15, 2005:

1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   May, 2005 is equal to                                     $6,910,564,152.05

4. The aggregate amount of Class A Principal Collections
   processed during May, 2005 is equal to                      $100,885,545.21


5. The aggregate amount of Class A Finance Charge Collections
   processed during May, 2005 is equal to                        $6,946,897.82

6. The aggregate amount of Class A Interchange processed
   during May, 2005 is equal to                                          $0.00


7. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       May, 2005 is equal to                                             $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                $0.00


8. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series
   Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00


   (c) with respect to the Class A Investor Interest is equal to         $0.00

9. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                  $1,345,833.33

                                  1

10.The aggregate amount of Class B Principal Collections
   processed during May, 2005 is equal to                        $5,308,064.13


11.The aggregate amount of Class B Finance Charge Collections
   processed during May, 2005 is equal to                          $365,509.04

12.The aggregate amount of Class B Interchange processed
   during May, 2005 is equal to                                          $0.00


13.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       May, 2005 is equal to                                             $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                $0.00


14.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series
   Supplement:

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00


   (c) with respect to the Class B Investor Interest is equal to         $0.00

15.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                     $78,290.10




16. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 2005.


Series 2003-1, Subseries 3        DISCOVER BANK
                                  as Master Servicer


                                  By: /S/ Michael F. Rickert
                                  ___________________________________
                                  Vice President,
                                  Chief Accounting Officer
                                  and Treasurer



                                  2